As filed with the Securities and Exchange Commission on October 10, 2008.	File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________
Proxim Wireless Corporation
(Exact name of registrant as specified in its charter)
_____________________
DELAWARE	04-2751645
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
_____________________

1561 Buckeye Drive Milpitas, CA 95035 (Address of Principal Executive Offices)
_____________________

2004 STOCK PLAN

(Full title of the plan)
_____________________

DAVID L. RENAULD
Vice President, Corporate Affairs and General Counsel
PROXIM WIRELESS CORPORATION
881 North King Street, Suite 100
Northampton, MA  01060
(Name and address of agent for service)

(413) 584-1425
(Telephone number, including area code, of agent for service)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
common stock, $.01 par value	1,500,000 (2)	$0.31 (3)	$465,000 (3)	$18.27
(1)
Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the antidilution provisions of the 2004 Stock Plan (the “Plan”) to which this Registration Statement relates.

(2)	Represents shares reserved for issuance pursuant to awards available for grant under the Plan.
(3)
The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Capital Market on October 7, 2008.

This registration statement covers 1,500,000 shares of common stock issuable pursuant to our 2004 Stock Plan.  These shares are in addition to the shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-121445, which we filed with the Securities and Exchange Commission on December 20, 2004, and to the shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-134907, which we filed with the Securities and Exchange Commission on June 9, 2006.  The issuance of these 1,500,000 additional shares under the 2004 Stock Plan was approved by our board of directors on March 7, 2008 and by our stockholders on May 21, 2008.

The contents of our registration statements on Form S-8, File Nos. 333-121445 and 333-134907, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Fitzgerald & Co., CPAs, P.C., Independent Accountants

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on October 10, 2008.

Proxim Wireless Corporation

By:	/s/ Pankaj S. Manglik
Pankaj S. Manglik, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Pankaj S. Manglik, David L. Renauld, and Thomas S. Twerdahl, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

/s/	Pankaj S. Manglik	Chief Executive Officer and Director	October 10, 2008
	Pankaj S. Manglik	(principal executive officer)

/s/	Thomas S. Twerdahl	Interim Chief Financial Officer and	October 10, 2008
	Thomas S. Twerdahl	Treasurer (principal financial and accounting officer)

/s/	Alan B. Howe	Chairman of the Board of Directors	October 10, 2008
Alan B. Howe

/s/	John W. Gerdelman	Director	October 10, 2008
John W. Gerdelman

/s/	J. Michael Gullard	Director	October 10, 2008
J. Michael Gullard

/s/	Robert A. Wiedemer	Director	October 10, 2008
Robert A. Wiedemer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Foley Hoag LLP

23.1	Consent of Fitzgerald & Co., CPAs, P.C., Independent Accountants

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)